EXHIBIT 23.4

                  [LETTERHEAD OF KLEINFELD, KAPLAN AND BECKER]

                               December 20, 2001



Joseph Day, Jr., Senior Vice President
of Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

RE:      S-3 Registration Statement

Dear Joe:

         This will confirm that Kleinfeld, Kaplan and Becker hereby consents to the use of our name in Celgene's current S-3 Registration Statement as experts in pharmaceutical regulation.

                                              Very truly yours,

                                              Kleinfeld, Kaplan and Becker

                                              /s/  Richard S. Morey
                                              ----------------------------
                                                   Richard S. Morey

                                              /s/ Thomas O. Henteleff_  _
                                              ---------------------------
                                                  Thomas O. Henteleff